                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                        AUDITS & SURVEYS WORLDWIDE, INC.

                            AT $3.24 PER SHARE, NET
                                       BY

                     UNITED INFORMATION ACQUISITION CORP.,

                           A WHOLLY-OWNED SUBSIDIARY
                                       OF

                         UNITED INFORMATION GROUP, INC.

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 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON TUESDAY, FEBRUARY 23, 1999, UNLESS THE OFFER IS EXTENDED.
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                                                                January 26, 1999

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase, dated January 26, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by United Information Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of United Information Group, Inc., a Delaware corporation (the "Parent"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Audits & Surveys Worldwide, Inc., a Delaware corporation (the "Company"), at a price of $3.24 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase. Also enclosed is the letter to stockholders of the Company from Solomon Dutka, Chairman of the Board and Chief Executive Officer of the Company, together with the Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company.

    We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER FOR SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is invited to the following:

 1. The tender price is $3.24 per Share, net to the seller in cash.

 2. The Offer is being made for all outstanding Shares.

 3. The Board of Directors of the Company unanimously has determined that each of the Offer and the Merger pursuant to the Offer (as defined in the Offer to Purchase) is fair to, and in the best interests of, the Company's stockholders and recommends that stockholders of the Company accept the Offer and tender their Shares.

 4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 23, 1999, UNLESS THE OFFER IS EXTENDED.

 5. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY ON A FULLY DILUTED BASIS AND (II) THE EXPIRATION OR TERMINATION OF ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED. THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS WHICH ARE CONTAINED IN THE OFFER TO PURCHASE.

 6. Stockholders who tender Shares will not be obligated to pay brokerage commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, signing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) the holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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
                     INSTRUCTIONS WITH RESPECT TO THE OFFER

          TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                        AUDITS & SURVEYS WORLDWIDE, INC.

                                       BY

                     UNITED INFORMATION ACQUISITION CORP.,

                           A WHOLLY-OWNED SUBSIDIARY
                                       OF

                         UNITED INFORMATION GROUP, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase of United Information Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of United Information Group, Inc., a Delaware corporation, dated January 26, 1999, and the related Letter of Transmittal relating to shares of common stock, par value $.01 per share (the "Shares"), of Audits & Surveys Worldwide, Inc., a Delaware corporation.

    This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.

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                                   SIGN HERE

  NUMBER OF SHARES TO BE TENDERED:* ___________________________________ SHARES

  Account Number:
  -----------------------
  ----------------------------------------------------------,           Dated:
  ------------------, 1999

                        Signature(s)

  ____________________________________________________________________________
                   Please print name(s) and address(es) here

  ____________________________________________________________________________
                  Tax Identification or Social Security Number

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   *  Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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